UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2016

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1801 California Street, Suite 4600, Denver, Colorado 80202
1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2016, the Board of Directors of Molson Coors Brewing Company (the “Company”) approved various leadership appointments subject to and to be effective upon the closing of the Company’s acquisition of MillerCoors LLC and the Miller brands globally. At such time, Stewart F. Glendinning, the current President and Chief Executive Officer of Molson Coors Canada, will be appointed as the President and Chief Executive Officer of Molson Coors International and Samuel D. Walker, the Company’s current Chief People and Legal Officer, will be appointed as the Company’s Chief Legal and Corporate Affairs Officer. In connection with Mr. Glendinning’s appointment, his annual base salary will be increased to $600,000 USD at such time.
A copy of the Company’s press release announcing these and other leadership changes is attached hereto as Exhibit 99.1.
Item 9.01.    Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press Release of Molson Coors Brewing Company, dated July 25, 2016, announcing leadership changes.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date:	July 25, 2016	By:	/s/ E. Lee Reichert
E. Lee Reichert
Deputy General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Molson Coors Brewing Company, dated July 25, 2016, announcing leadership changes.